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                                                                    EXHIBIT 21.1

                          DYNAMICS RESEARCH CORPORATION
                         Subsidiaries of the Registrant

             Name                              Jurisdiction
             ----                              ------------
Andrulis Corporation                           Delaware
DRC Encoder, Inc.                              Massachusetts
DRC International Corporation                  Massachusetts
DRC Metrigraphics, Inc.                        Massachusetts
DRC Software, Inc.                             Massachusetts
DRC Telecom, Inc.                              Massachusetts
Dynamics Research Investment Corporation       Massachusetts
H.J. Ford Associates, Inc.                     Delaware